SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/      Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by sule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/_/      Definitive Additional Materials
/_/      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              THE MCCLATCHY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total fee paid:

                  --------------------------------------------------------------

/_/      Fee paid previously with preliminary materials.


/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Date Filed:

                  --------------------------------------------------------------

                              THE MCCLATCHY COMPANY
                                  2100 Q STREET
                              SACRAMENTO, CA 95816



                                                                  March 31, 1998



To our Stockholders:

         You are invited to attend the annual meeting of stockholders of The McClatchy Company (the "Company") to be held at 9:00 a.m. on Thursday, May 21, 1998 in the Viscaya Pavilion, 2019 21st Street, Sacramento, California 95818.

         The Company, a Delaware corporation, is a successor in interest to McClatchy Newspapers, Inc., a Delaware corporation ("McClatchy Newspapers"), and was created as a result of the Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of February 13, 1998, between (among others) McClatchy Newspapers and Cowles Media Company, a Delaware corporation ("Cowles"). Pursuant to the Merger Agreement, McClatchy Newspapers and Cowles each became separate wholly owned subsidiaries of the Company. Each outstanding share of McClatchy Newspapers' Class A common stock, par value $0.01 per share, was converted into one share of the Company's Class A common stock, par value $0.01 per share. Each outstanding share of McClatchy Newspapers' Class B common stock, par value $0.01 per share, was converted into one share of the Company's Class B common stock, par value $0.01 per share. Each outstanding share of Cowles' common stock, par value $0.01 per share, was converted, at the option of the stockholder, into either cash, shares of the Company's Class A common stock (based upon an exchange ratio described in the Merger Agreement) or a combination of cash and the Company's Class A common stock. All references to the "Company" refer to both The McClatchy Company and its predecessor in interest, McClatchy Newspapers, Inc.

         At the annual meeting, you will be asked to (i) elect Directors for the coming year, (ii) approve the Company's 1994 Amended and Restated Stock Option Plan, (iii) approve the Company's 1998 Long-Term Incentive Plan; (iv) approve the Company's Chief Executive Officer Bonus Plan; and (v) ratify the selection of the firm of Deloitte & Touche LLP as independent auditors of the Company for the 1998 fiscal year.

         In addition, the Board of Directors will report on the Company's affairs and a discussion period will be provided for questions and comments.

         Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we ask that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. By doing so, your right to attend or vote at the meeting will in no way be limited.

                                Sincerely,


                                /s/ Gary Pruitt
                                Gary Pruitt
                                President and Chief Executive Officer

                              THE MCCLATCHY COMPANY
                                  2100 Q STREET
                              SACRAMENTO, CA 95816

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                              THE McCLATCHY COMPANY
                             TO BE HELD MAY 21, 1998

To the Stockholders:

         The annual meeting of stockholders of The McClatchy Company (the "Company") will be held at the Viscaya Pavilion, 2019 21st Street, Sacramento, California 95818, on Thursday, May 21, 1998, at 9:00 a.m. local time, for the following purposes:

              1. The election of Directors;

              2. To approve the Company's Amended and Restated 1994 Stock Option Plan;

              3. To approve the Company's 1998 Long-Term Incentive Plan;

              4. To approve the Company's Chief Executive Officer Bonus Plan;

              5. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1998 fiscal year; and

              6. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

         The Company, a Delaware corporation, is a successor in interest to McClatchy Newspapers, Inc., a Delaware corporation ("McClatchy Newspapers"), and was created as a result of the Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of February 13, 1998, between (among others) McClatchy Newspapers and Cowles Media Company, a Delaware corporation ("Cowles"). Pursuant to the Merger Agreement, McClatchy Newspapers and Cowles each became separate wholly owned subsidiaries of the Company. Each outstanding share of McClatchy Newspapers' Class A common stock, par value $0.01 per share, was converted into one share of the Company's Class A common stock, par value $0.01 per share. Each outstanding share of McClatchy Newspapers' Class B common stock, par value $0.01 per share, was converted into one share of the Company's Class B common stock, par value $0.01 per share. Each outstanding share of Cowles' common stock, par value $0.01 per share, was converted, at the option of the stockholder, into either cash, shares of the Company's Class A common stock (based upon an exchange ratio described in the Merger Agreement) or a combination of cash and the Company's Class A common stock. All references to the "Company" refer to both The McClatchy Company and its predecessor in interest, McClatchy Newspapers, Inc.

         All of the above matters are more fully described in the accompanying Proxy Statement. Stockholders of record on the books of the Company on March 27, 1998 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's offices, 2100 Q Street, Sacramento, California, at least 10 days before the meeting.

                                 By Order of the Board of Directors


                                 /s/ Karole Morgan-Prager
                                 Karole Morgan-Prager, Corporate Secretary

March 31, 1998


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                              THE MCCLATCHY COMPANY
                                  2100 Q STREET
                          SACRAMENTO, CALIFORNIA 95816

                              --------------------
                                 PROXY STATEMENT
                              --------------------


         Your proxy in the form enclosed is solicited by the Board of Directors of The McClatchy Company (the "Company") for use in voting at the annual meeting (the "Annual Meeting") of stockholders to be held on Thursday, May 21, 1998, at the Viscaya Pavilion, 2019 21st Street, Sacramento, California 95818. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 31, 1998.

         The Company, a Delaware corporation, is a successor in interest to McClatchy Newspapers, Inc., a Delaware corporation ("McClatchy Newspapers") and was created as a result of the Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of February 13, 1998, between (among others) McClatchy Newspapers and Cowles Media Company, a Delaware corporation ("Cowles"). Pursuant to the Merger Agreement, McClatchy Newspapers and Cowles each became wholly owned subsidiaries of the Company. Each outstanding share of McClatchy Newspapers' Class A common stock, par value $0.01 per share, was converted into one share of the Company's Class A common stock (the "Class A Common Stock"), par value $0.01 per share. Each outstanding share of McClatchy Newspapers' Class B common stock, par value $0.01 per share, was converted into one share of the Company's Class B common stock (the "Class B Common Stock"), par value $0.01 per share. Each outstanding share of Cowles' common stock, par value $0.01 per share, was converted, at the option of the stockholder, into either cash, shares of Class A Common Stock (based upon an exchange ratio described in the Merger Agreement) or a combination of cash and Class A Common Stock. All references to the "Company" refer to both The McClatchy Company and its predecessor in interest, McClatchy Newspapers, Inc.

         The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the meeting. A proxy may be revoked at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, the shares of Class A Common Stock will be voted FOR the election of the four nominees to the Board of Directors of the Company (the "Board") standing for election by the Class A Common Stock (the "Class A Directors") listed in this Proxy Statement, FOR approval of the Company's Amended and Restated 1994 Stock Option Plan (Proposal 2), FOR approval of the Company's Long-Term Incentive Plan (Proposal 3), FOR approval of the Company's Chief Executive Officer Bonus Plan (Proposal 4), and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 1998 (Proposal 5). Similarly, if no specifications are made, the shares of Class B Common Stock will be voted FOR the election of the nine nominees to the Board of Directors standing for election by the Class B Common Stock (the "Class B Directors") listed in this Proxy Statement, and FOR approval of Proposals 2, 3, 4 and 5.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and regular employees of the Company may communicate with stockholders either in person or by telephone or telegraph for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         March 27, 1998 has been fixed as the record date for determining the holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the annual meeting. As of the close of business on such date, the Company had outstanding 15,814,374 shares of Class A Common Stock, each of which is entitled to one vote in the election of the four Class A Directors, no vote in the election of the nine Class B Directors and one-tenth vote upon other matters presented at the meeting, and 28,675,912 shares of Class B Common Stock, each of which is entitled to no vote in the election of the four Class A Directors, one vote in the election of the nine Class B Directors and one vote upon other matters presented at the meeting. Election of the Class A and Class B Directors will be by plurality of the votes cast by each respective class. The affirmative vote of the holders of a majority of the aggregate voting power of the shares of Class A Common Stock and Class B Common Stock present or represented at the meeting is required for the approval of Proposals 2, 3, 4 and
5. Because abstentions will be counted as present for the purpose of determining whether a quorum is present but will not be counted as votes cast in favor of Proposals 2, 3, 4 and 5, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

                              ELECTION OF DIRECTORS
                              (PROPOSAL 1 ON PROXY)

         The Restated Certificate of Incorporation of the Company provides that the holders of Class A Common Stock have the exclusive right as a class to elect 25% of the Company's directors, or the nearest larger whole number, but no vote with respect to the election of the other directors. The holders of the Class B Common Stock have the right to elect the remaining directors. At the meeting four Class A Directors will be elected by the Class A Stockholders and nine Class B Directors will be elected by the Class B Stockholders.

         Unless you request on your proxy card that voting of your proxy be withheld for any one or more of the following nominees for director, proxies of Class A Common Stock will be voted for the election of the four nominees for Class A Directors named below and proxies of Class B Common Stock will be voted for the election of the nine nominees for Class B Directors named below, all to serve until the next annual meeting of stockholders and until their successors are elected or chosen or their earlier death, resignation or removal. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxy will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

NOMINEES FOR CLASS A DIRECTORS

         ELIZABETH BALLANTINE, 49, became a Director of the Company on March 19, 1998 as a result of the Merger Agreement between the Company and Cowles.(1) Ms. Ballantine has been a director of Cowles since 1993. Ms. Ballantine has been an attorney with Dickstein Shapiro Morin & Oshinsky LLP since November 1993. From August 1990 until November 1993, she worked as a private consultant for international business investments. Ms. Ballantine has also been an Adjunct Professor of History with The George Washington University since August 1991.

         LARRY JINKS, 69, has been a Director of the Company since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc. and, during that time, he served as managing editor of THE MIAMI HERALD from

--------------

(1) Pursuant to the Merger Agreement, the directors of McClatchy Newspapers immediately prior to the consummation of the merger, plus one member of the Cowles Board, became the directors of the Company. Further, the Company agreed to nominate such member of the Cowles Board for election by the holders of Class A Common Stock as a Class A Director.

1966 to 1972, as executive editor of THE MIAMI HERALD from 1972 to 1976, as editor of the SAN JOSE MERCURY NEWS from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the SAN JOSE MERCURY NEWS from 1989 to 1994. He is a member of the executive committee of the Newspaper Management Center at Northwestern University and is chairman of the Knight Foundation's Journalism Advisory Committee.

         S. DONLEY RITCHEY, 64, has been a Director of the Company since July 1985. He retired from Lucky Stores in 1986, where he was chief executive officer and chairman of its board of directors. Currently, Mr. Ritchey is serving as Chair of the Governing Board of the California Power Exchange. He is a director of SBC Communications, De La Salle Institute, the Rosenberg Foundation and is managing partner of Alpine Partners, a family investment general partnership. He served as a council member of the town of Danville, California from 1987 to 1995 and has twice served as mayor of Danville.

         FREDERICK R. RUIZ, 54, has been a Director of the Company since July 1993. He is chairman and chief executive officer of Ruiz Foods, Inc., a privately held frozen food company. In 1992, Mr. Ruiz' company received the U.S. Small Business Association's National Entrepreneurial Success Award and was inducted into the SBA Hall of Fame in Washington, D.C. Mr. Ruiz has served on the board of directors of Gottschalks, Inc. since 1992. Mr. Ruiz is a member of the board of the American Frozen Food Institute. Mr. Ruiz also serves on the board of the Hispanic College Fund and on the Business Advisory Council of California State University. He is the former president of the Tulare King Hispanic Chamber of Commerce.

NOMINEES FOR CLASS B DIRECTORS

         WILLIAM K. COBLENTZ, 75, has been a Director of the Company since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the boards of directors of the Koret Foundation, The Central Valley Foundation and the Public Policy Institute of California. From 1964 through 1980 Mr. Coblentz was a member of the University of California Board of Regents and was its chairman for two years.

         MOLLY MALONEY EVANGELISTI,(2) 45, has been a Director of the Company since July 1995. She worked in various capacities for THE SACRAMENTO BEE from October 1978 to December 1996, including the oversight of special projects for THE SACRAMENTO BEE.

         JOAN F. LANE, 69, has been a Director of the Company since March 1989. From 1982 to 1992, Mrs. Lane served as Special Assistant to the Dean of the School of Humanities and Sciences of Stanford University. She is currently a Special Assistant to the Board of Trustees and the President of Stanford University. She served on the board of directors of The Brown Group, Inc. from 1985 to 1996, and has served as a director of the James Irvine Foundation from 1990 to the present, and as a trustee of the San Francisco Foundation from 1984 to November 1991. She was a member of the board of trustees of Smith College from 1978 to 1985, and chairman of that board from 1982 to 1985.

         BETTY LOU MALONEY,(2) 77, has been a Director of the Company since July 1975 and Assistant Secretary of the Company since August 1980.

         JAMES B. MCCLATCHY,(2) 77, is Publisher of McClatchy Newspapers, having been elected to that position in July 1987. He served as the Chairman of the Company's Board of Directors, from April 1989 to May 1995 and from August 1980 to July 1987. Mr. McClatchy was a Director of the Company from 1943 through 1965, was again elected a Director in March 1976 and has served in that capacity since that time. He is a former owner and publisher of several weekly newspapers in California and Nevada. He is a board member and past president of the Inter-American Press Association, board chairman and director of the French American International School, and a director and president of The Central Valley Foundation.

--------------

(2) James B. McClatchy and William Ellery McClatchy are brothers. Betty Lou Maloney is their cousin by marriage. Molly Maloney Evangelisti is Betty Lou Maloney's daughter.

         WILLIAM ELLERY MCCLATCHY,(2) 74, has been a Director of the Company since March 1976 and Assistant Secretary since August 1980.

         ERWIN POTTS, 65, has been the Chairman of the Board of Directors of the Company since May 1995. Mr. Potts served as Chief Executive Officer of the Company from April 1989 to May 1996, as President from July 1987 to May 1995 and as Chief Operating Officer from July 1987 to April 1989. He was the Company's Executive Vice President from March 1985 to July 1987, and a Vice President from March 1979 to March 1985. In addition, Mr. Potts has been a Director of the Company since 1976. He currently serves on the boards of the Committee to Protect Journalists and the Sacramento Regional Foundation, and on the University of North Carolina School of Journalism Advisory Board. He is a former member of the Newspaper Association of America board of governors, a former director of the California Newspaper Publishers Association and a former member of the California Business Roundtable.

         GARY B. PRUITT, 40, has been Chief Executive Officer since May 1996 and President since May 1995. He served as Chief Operating Officer of the Company from May 1995 to May 1996. He has been a Director of the Company since July 1995. From May 1994 to May 1995 he served as Vice President, Operations and Technology of the Company. Prior to that time he was Publisher of THE FRESNO BEE from October 1991 to May 1994. He served the Company as Secretary and General Counsel from 1987 to 1991 and Counsel from 1984 to 1987. Mr. Pruitt also held the position of Assistant to the Vice President of Operations from March 1991 to October 1991, and Assistant to the President of THE SACRAMENTO BEE from April 1990 to March 1991. He currently serves as a director of the American Press Institute and the Crocker Art Museum Association. He is also a member of the Chancellor's Committee for The University of California, Berkeley, the California Business Roundtable and the Associated Press Auditing Committee.

         WILLIAM M. ROTH, 81, has been a Director of the Company since September 1980. He was chief financial officer for Matson Navigation Company from 1952 to 1961, chairman of the board of Pacific Life Assurance Company from 1960 to 1963, and U.S. Ambassador and Special Trade Representative from 1963 to 1969. He also served as a member of the University of California Board of Regents for 16 years.

OTHER EXECUTIVE OFFICERS

         PETER M. CAJACOB, 54, has been Vice President, Human Resources of the Company since December 1993. He joined the Company as its Director of Human Resources in February 1990. From 1989 to February 1990 he was director of human resources for the GenCorp Automotive Group and prior to that time held management positions in human resources with Aerojet General Corporation and Whirlpool Corporation. Mr. CaJacob served on the board of directors of the Industrial Relations Bureau of the California Newspaper Publishers Association in 1990 and 1991.

         GREGORY E. FAVRE, 62, has been Vice President, News of the Company since January 1990 and Executive Editor of THE SACRAMENTO BEE since 1984. Prior to that he was managing editor of the CHICAGO SUN TIMES and managing editor of the CHICAGO DAILY NEWS. Mr. Favre is a past President and director of the American Society of Newspaper Editors and is currently a board member and membership chair of the Inter-American Press Association. He was the recipient of the 1997 National Association of Minority Executives Catalyst award for leadership in advocating and advancing diversity. He is a board member of the Advisors of the Pacific Coast Center of the Freedom Forum and the Board of Visitors for the University of California, Davis, Medical School and the Foundation of American Communications. He was named California Newspaper Executive of the Year by the California Newspaper Publishers Association in 1993. He served as President of the California Society of Newspaper Editors during the 1988-1989 term.

         KAROLE MORGAN-PRAGER, 35, has been General Counsel and Corporate Secretary of the Company since July 1995. From May 1992 to July 1995 she was Associate General Counsel of The Times Mirror Company. She was an associate with the Morrison & Foerster law firm from October 1987 to May 1992.

         JAMES P. SMITH, 60, is Vice President, Finance and Treasurer of the Company. He was a Director of the Company from March 1982 until May 1998. He was named Vice President, Finance in December 1985 and Treasurer in July 1980. Prior to that time he had served as Assistant Treasurer. Mr. Smith served as Secretary from July 1980 through January 1987. Mr. Smith has been the Company's chief financial officer since 1980.

         ROBERT J. WEIL, 47, is Vice President, Operations of the Company. In this capacity, he oversees the Company's newspaper operations in the Northwest and Minneapolis. He was named to this position in September 1997. From May 1994 to September 1997, he served as Publisher of THE FRESNO BEE. Prior to that time he was President and Chief Operating Officer for Persis Media, a privately held company with newspaper operations headquartered in Bellevue, Washington, from September 1992 to May 1994. Mr. Weil held other senior management positions with Persis and Gannett Newspapers from April 1973 to September 1992.

         FRANK R. J. WHITTAKER, 48, is Vice President, Operations of the Company. In this capacity, he oversees the Company's operations in California, the Carolinas and the Company's two non-newspaper businesses, Nando.net and The Newspaper Network. He was named to this position in September 1997. Mr. Whittaker joined the Company as general manager of THE SACRAMENTO BEE in 1985. From January 1990 to September 1997, he served as both President and General Manager of THE SACRAMENTO BEE. For 13 years prior to that time, Mr. Whittaker served THE TORONTO STAR in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is currently president of the California Newspaper Publishers Association and serves on the board of the Audit Bureau of Circulations.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held nine meetings and one organizational meeting during 1997. The Board of Directors of the Company has the following standing committees: Compensation Committee, Audit Committee, Pension and Savings Plans Committee, and Committee on the Board. The Board of Directors has no nominating committee.

         Mr. Coblentz, Chairperson, Mr. Jinks, Mrs. Lane, and Mr. Ritchey are the members of the Compensation Committee. The Compensation Committee adopts and administers the following compensation plans for executive officers and certain other employees of the Company: the Management By Objective Annual Bonus Plan, the Executive Performance Plan, the Employee Stock Purchase Plan, the 1987 Stock Option Plan and the 1994 Stock Option Plan. The Compensation Committee held six meetings in 1997.

         Mr. Ruiz, Chairperson, Mr. Coblentz, Mrs. Lane and Mr. Ritchey are the members of the Audit Committee. The Audit Committee recommends selection of the independent auditors for the Company to the Board of Directors (selection being subject to ratification by the stockholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent auditors, and reviews the independence of the auditors, the performance and fees of the independent auditors, the effectiveness and adequacy of the systems of financial reporting and internal accounting controls, and the scope and results of internal auditing procedures. The Audit Committee held three meetings during 1997.

         Mrs. Lane, Chairperson, Mr. Coblentz, Mr. Jinks, Mr. Ritchey, Mr. Roth, and Mr. Ruiz are the members of the Committee on the Board. The Committee on the Board develops criteria for Board membership and advises the Board of Directors with respect to such other matters relating to directors as may be deemed appropriate. The Committee on the Board held two meetings in 1997.

         Mr. Ritchey, Chairperson, Mr. Coblentz and Mrs. Lane are the members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews the Company's pension funding policy and objectives, monitors the investment of the assets in the Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee held three meetings in 1997.

         All Board and Committee members attended more than 75% of the meetings of the Board of Directors and/or Committees on which he or she served, except Bill Roth, who attended 66% of the meetings of the Board;

Betty Lou Maloney who attended 66% of the meetings of the Board; and Joan Lane, who attended 66% of the meetings of the Compensation Committee.


                                 STOCK OWNERSHIP

CLASS B COMMON STOCK

         The following table sets forth certain information regarding the beneficial ownership of the Class B Common Stock as of March 27, 1998 by (i) certain of the Company's Directors and nominees for Director, (ii) all executive officers and Directors of the Company as a group, and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Class B Common Stock.

                   Certain Directors, Directors and                             Number of Shares
                    Executive Officers as a Group,                                 of Class B
                          And 5% Stockholders(1)                                  Common Stock              Percent
-----------------------------------------------------------------------         ----------------            -------

James B. McClatchy.....................................................           16,044,053(2)              55.9%
William K. Coblentz....................................................           13,769,049(3)              48.0%
William Ellery McClatchy...............................................           13,000,000(4)              45.3%
Erwin Potts............................................................           12,500,000(5)              43.6%
William M. Roth........................................................           12,500,000(5)              43.6%
Molly Maloney Evangelisti..............................................            3,812,500                 13.3%
Brown McClatchy Maloney................................................            3,730,748(6)              13.0%
Betty Lou Maloney......................................................            1,850,000                  6.6%
All executive officers and directors as a group (19 persons)...........           21,887,021                 76.3%


--------------

(1) All addresses: c/o The McClatchy Company, P. O. Box 15779, Sacramento, CA 95852-0779.
(2) Includes: (i) 12,500,000 shares held under five separate trusts with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. James B. McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest; (ii) 598,581 shares over which James B. McClatchy and William K. Coblentz share joint voting and investment control as co-executors under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares; and (iii) 500,000 shares over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares.
(3) Includes: (i) 12,500,000 shares held under five separate trusts with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. William K. Coblentz disclaims beneficial ownership of these shares; (ii) 598,581 shares over which James B. McClatchy and William K. Coblentz share joint voting and investment control as co-executors under the will of Charles K. McClatchy, deceased. William K. Coblentz disclaims beneficial ownership of these shares; (iii) 500,000 shares over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William K. Coblentz disclaims beneficial ownership of these shares; and (iv) 170,468 shares with regard to which William K. Coblentz acts as a co-trustee under one trust agreement with voting and investment control shared with other trustees. William K. Coblentz and his co-trustees disclaim beneficial ownership of these shares.
(4) Includes: (i) 12,500,000 shares held under five separate trusts with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest; and (ii) 500,000 shares over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.
(5) These shares are held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. Both Erwin Potts and William M. Roth disclaim beneficial ownership of these shares.
(6) Includes 126,440 shares held in four trusts for the benefit of each of his four children, each containing 31,610 shares. Brown McClatchy Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.


CLASS A COMMON STOCK

         The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock as of March 27, 1998 by (i) each of the Company's Directors and nominees for Director, (ii) each of the Company's executive officers, (iii) all executive officers and Directors of the Company as a group, and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Class A Common Stock. In addition, holders are deemed to beneficially own shares of Class A Common Stock subject to stock options which are currently exercisable or exercisable within sixty days of the record date. A holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on the basis that he or she has the right, subject to the terms of the Stockholders Agreement discussed later in this Proxy Statement, to acquire beneficial ownership of Class A Common Stock by converting Class B Common Stock into Class A Common Stock. In calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each stockholder, the shares of Class A Common Stock which each stockholder is deemed to own because of such stockholder's ownership of Class B Common Stock are considered outstanding only with respect to such stockholder. Consequently, the column which presents the percentage of deemed beneficial ownership of Class A Common Stock does not reflect the beneficial ownership of Class A Common Stock which is actually outstanding as of March 27, 1998.

                                                                                      Deemed Beneficial Ownership
                                                      Beneficial Ownership of           of Class A Common Stock
        Directors, Executive Officers,                 Outstanding Shares of          ---------------------------
            Directors and Executive                    Class A Common Stock           Number of Shares
             Officers as a Group,                        (including Shares               of Class A
            and 5% Stockholders(1)                        held by spouse)               Common Stock      Percent
----------------------------------------------        -----------------------         ----------------    -------

James B. McClatchy............................                2,500                     16,046,553         50.4%
William K. Coblentz...........................               15,439(2)                  13,784,488         46.6%
William Ellery McClatchy......................                4,814(3)                  13,004,814         45.1%
Erwin Potts...................................               51,861                     12,551,861         44.3%
William M. Roth...............................               18,689(4)                  12,518,689         44.2%
Molly Maloney Evangelisti.....................               12,771(5)                   3,825,271         19.5%
Brown McClatchy Maloney.......................                   --                      3,730,748         19.1%
Betty Lou Maloney.............................               12,189(4)                   1,862,189         10.5%
Sue Maloney Stiles............................                2,850                      1,266,307          7.4%
Gary B. Pruitt................................               72,104(6)                      72,104           (7)
James P. Smith................................               64,963(8)                      64,963           (7)
Gregory E. Favre..............................               13,396(9)                      13,396           (7)
Robert J. Weil................................                5,841(10)                      5,841           (7)
Frank R. J. Whittaker.........................               72,098(11)                     72,098           (7)
S. Donley Ritchey.............................               14,689(4)                      14,689           (7)


                                                                                      Deemed Beneficial Ownership
                                                      Beneficial Ownership of           of Class A Common Stock
        Directors, Executive Officers,                 Outstanding Shares of          ---------------------------
            Directors and Executive                    Class A Common Stock           Number of Shares
             Officers as a Group,                        (including Shares               of Class A
            and 5% Stockholders(1)                        held by spouse)               Common Stock      Percent
----------------------------------------------        -----------------------         ----------------    -------


Joan F. Lane..................................               13,439(4)                      13,439           (7)
Frederick R. Ruiz.............................                8,939(3)                       8,939           (7)
Larry Jinks...................................                2,032(12)                      2,032           (7)
Elizabeth Ballantine..........................              519,456(13)                    519,456          3.3%
Private Capital Management, Inc...............            1,112,749                      1,112,749          7.0%
All executive officers and directors as a
   group (19 persons as Beneficial
   Owners)(14)................................              934,687                     22,811,708         59.1%


--------------

(1) All addresses are c/o The McClatchy Company, P.O. Box 15779, Sacramento, CA 95852-0779, except as follows:

                                    Private Capital Management, Inc.
                                    3003 Tamiami Trail N.
                                    Naples, FL 34103

(2) Includes 8,439 shares subject to stock options which are currently exercisable.
(3) Includes 4,689 shares subject to stock options which are currently exercisable.
(4) Includes 12,189 shares subject to stock options which are currently exercisable.
(5) Includes 469 shares subject to stock options which are currently exercisable.
(6) Includes 63,125 shares subject to stock options which are currently exercisable.
(7)  Percentage is less than 1%.
(8) Includes 50,125 shares subject to stock options which are currently exercisable.
(9) Includes 12,187 shares subject to stock options which are currently exercisable.
(10) Includes 5,625 shares subject to stock options which are currently exercisable.
(11) Includes 71,875 shares subject to stock options which are currently exercisable.
(12) Includes 1,407 shares subject to stock options which are currently exercisable.
(13) Includes 500,568 shares held under a trust pursuant to which Ms. Ballentine is one of the trustees.
(14) Includes 293,827 shares subject to stock options which are currently exercisable.


AGREEMENT AMONG CLASS B STOCKHOLDERS

         The owners of all outstanding shares of Class B Common Stock are parties to an agreement which will terminate September 17, 2047 (unless terminated earlier in accordance with its terms), in which they have agreed, for themselves, their successors and assigns, that subject to certain exceptions no one of them may make any transfer of any shares of Class B Common Stock (unless such shares are, as generally permitted by the agreement, first converted into Class A Common Stock) except to one or more "Permitted Transferees." For purposes of the agreement, a Permitted Transferee is any current holder of Class B Common Stock of the Company; any lineal descendant of Charles K. McClatchy (1858 - 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more of such lineal descendants.

         In the event that a party to the agreement attempts to transfer any shares of Class B Common Stock or any interest therein in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as "Option Events," the remaining parties will acquire options to purchase the Class B Common Stock of the party attempting to transfer the same or otherwise affected by the particular Option Event. Such options to purchase will entitle each remaining party to purchase that number of shares of Class B Common Stock which is proportionate to that party's respective holdings of Class B Common Stock prior to such purchase. If all such shares are not purchased by the remaining parties, the Company will have the option to purchase the remaining shares. In general, any shares not so purchased pursuant to this procedure may thereafter be converted into shares of Class A Common Stock and then transferred freely (unless following such conversion the outstanding shares of Class B Common Stock would constitute less than 25% of the total number of all outstanding shares of common stock of the Company). The intent of the foregoing agreement is to preserve family control of the Company. Such agreement may be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to such agreement.

                                  COMPENSATION

DIRECTORS' COMPENSATION

         Nonemployee Directors, except for Erwin Potts and including for this purpose Betty Lou Maloney, Molly Maloney Evangelisti and William Ellery McClatchy, are currently compensated at the rate of $28,000 per year plus $1,200 per day for meetings of the Board of Directors and $750 per day for in-person attendance at Committee meetings; attendance at Board meetings by teleconference is compensated at one-half the rate for in-person Board meetings. Attendance at Committee meetings by teleconference is compensated at the rate of $500 for the first meeting and $250 for the second meeting on any day. Erwin Potts, as Chairman of the Board, receives $50,000 per year for services plus the meeting fees provided in the previous sentence. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether Committee or Board and Committee and whether by teleconference or in-person attendance.

         Pursuant to the 1990 Directors' Stock Option Plan as amended, each nonemployee Director receives on the date of each annual meeting of stockholders at which he or she is elected an automatic grant of an option for 2,500 shares of Class A Common Stock. The stock options are granted at fair market value, have a ten-year term and vest equally over four years commencing on March 1 following the date of award.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is composed entirely of Directors who are not employees of the Company. The Committee sets the salary and annual cash bonus of the Chairman of the Board and the Chief Executive Officer and, after review, acting on the recommendation of the CEO, approves the annual cash compensation of other named executive officers. The Committee also administers the Company's employee stock option plans and the Executive Performance Plan, and in so doing, designates all persons who will receive awards and sets the amount, form and other conditions of the awards.

         The principal elements of the Company's executive compensation program are (i) annual base salary, (ii) annual cash bonus based on assessment of success in meeting performance objectives on an individual, unit and/or Company-wide basis, (iii) cash compensation under the Executive Performance Plan based upon growth in earnings per share of the Company's common stock and year-over-year improvement in pretax income, and (iv) stock option awards under the stock option plans providing equity compensation, the value of which will ultimately be determined by growth over time in the market price of the Company's common stock. In 1997 the Committee undertook a review of the company's executive compensation program. As a result of that review, the Committee recommended, and the Board of Directors approved, a new Long-Term Incentive Plan. This plan, which is described in more detail under "Approval of the Company's 1998 Long-Term Incentive Plan" below, will replace the Executive Performance Plan. Stockholders are being asked to approve the Long-Term Incentive Plan at the Annual Meeting. The Long-Term Incentive Plan, together with the annual base salary and cash bonus, constitute an integrated compensation program which focuses on both short-term and long-term performance utilizing a combination of cash and equity incentives. The program is designed to reward and create incentives for excellence in individual achievement as well as Company performance.

         In evaluating Company performance, the Committee considers improvement in revenue and earnings, growth in circulation, product excellence and market acceptance, sound strategic planning, development of new products and services, and community involvement and good corporate citizenship. In evaluating individual performance of key executives, the Committee also reviews leadership and individual achievement.

         The Committee believes the Company's established compensation program is vital to the achievement of Company objectives, in that it will:

         o Enable the Company to attract and retain key executives essential to the long-term success of the Company;

         o Motivate and reward senior executives for development and achievement of sound strategic business objectives; and

         o Provide opportunity to selected executives to acquire a proprietary interest in the success of the Company through stock ownership under the Company's stock option plans and employee stock purchase plan.

         In 1994, the Company submitted for a vote of the stockholders its 1994 Stock Option Plan to maximize the tax deductibility of such awards upon exercise under Section 162(m) of the Internal Revenue Code, as amended. Although the Company has not in the past qualified under Section 162(m) salary and cash bonus compensation paid to its executive officers, historically such compensation has not exceeded more than $1 million in any tax year for any of the Company's five highest paid executive officers. In the future, the Company may determine to qualify such compensation, to the extent it exceeds or is expected to exceed the $1 million threshold. The Company has determined to adopt the Chief Executive Officer Bonus Plan, effective January 1, 1998, which plan will qualify under
Section 162(m), subject to the approval of stockholders at the Annual Meeting. See "Approval of the Company's Chief Executive Officer Bonus Plan." The Company may also determine to pay compensation to the executive officers, including the Chief Executive Officer, that may not be deductible.

COMPENSATION OF EXECUTIVE OFFICERS, 1997

         Salary and incentive levels of the Company's executive officers for fiscal year 1997 were reviewed by the Compensation Committee in late 1996, and, in the case of Messrs. Weil and Whittaker, in September 1997. Bonuses were subsequently determined and paid based on a year-end assessment of results versus predetermined objectives.

         SALARIES. In determining salaries, the Committee reviews publicly available information on compensation at each company included in the Peer Group, with particular emphasis on salary levels on Peer Group companies with market capitalization comparable to the Company. The Peer Group consists of those companies included in the Company's Five-Year Performance Graph below. The Committee also considers internal pay equity factors, general economic conditions, financial performance of the Company (growth in revenues, ability to control operating costs, improvement in operating cash flow and operating income, and improvement in net income), and individual responsibility, experience and job performance. No specific weight is assigned to any particular factor.

         Based on the foregoing, the Committee granted 1997 salary increases to executive officers ranging from 3.44% to 33.12% over prior year salary. The Committee considers these increases to be consistent with salary and wage increases granted throughout the Company, and believes that base salaries for the Company's executive officers are at or below the median base salaries for the Peer Group.

         BONUS AWARDS. It is the goal of the Committee to establish bonus opportunities that are meaningful in relation to the total compensation of a participant. The bonus opportunity is also related to the participant's level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive's total compensation that is at risk. Awards under the Management by Objective Annual Bonus Plan, which applies to each executive officer other than the CEO, were based on full or partial achievement of preestablished performance goals. The performance objectives applicable to Mr. Favre are the achievement of (i) Company-wide financial performance levels against annual budgets, (iii) predetermined functional operating goals, and (iii) product and management improvement objectives. Also, because of Mr. Favre's position as Executive Editor of THE SACRAMENTO BEE, as well as Vice President, News of the Company, in determining Mr. Favre's 1997 bonus, the financial performance of THE SACRAMENTO BEE together with continued improvement in the quality of news content consistent with achievement of the Company's financial objectives were considered.

         Each performance objective was weighted to reflect its relative performance to specific short-term and long-term financial, strategic and/or management practices goals applicable to the individual. To determine the bonus to which a participant is entitled, a certain number of points up to 100 were awarded to each executive officer based upon his performance during the year. A certain percentage of total points possible, typically not exceeding 10%, is reserved for subjective evaluation. Points are applied as a percentage, to an amount equal to a predetermined percent, varying from 25% to 40% (depending on the particular participant) of his or her base salary during the year.

         STOCK OPTION AWARDS. Stock option awards are usually granted each year to selected management personnel, including all executive officers permitted by the terms of the employee stock option plans to participate. In fixing stock option grants, the Committee through subjective evaluation processes determines the award for the CEO, and as to the four remaining named executive officers participating in the stock option plans, considers the recommendation of the CEO. Elements given weight by the Committee in considering the number of options to be awarded are individual responsibility and accountability, anticipated contributions, and long-term value of the participant to the Company. The process employed by the Committee in determining individual awards under the Company's employee stock option plans, including those of executive officers, relates primarily to levels of responsibility but also includes subjective factors not subject to predetermined specific criteria.

         EXECUTIVE PERFORMANCE INCENTIVE AWARDS. Awards for 1997 under the Company's Executive Performance Plan ("EPP") were made in late 1996. These awards are comprised of EPS Units and Performance Units. An EPS Unit represents a contingent right to receive cash in an amount equal to the earnings (as defined in the Plan) attributable to one share of the Company's stock. An Improvement Unit represents a contingent right to receive cash in an amount equal to $1 times the number of percentage points not in excess of 25 by which pretax earnings for the year of grant exceed the pretax earnings for the prior year. The award vests over a period of four years, commencing March 1 of the year following the year for which the grant is made. A total of $475,024 was awarded to the Company's executive officers for 1997 under this Plan. Moreover, the Committee considered the Company's continuing efforts to focus its strategy on operating mid-sized papers in growth markets and the successful sale in connection with this strategy of certain of the Company's non-core businesses, including four community newspapers in California and Legi-Tech, the Company's legislative online information operation.

         While EPP compensation is tied to the Company's stock and financial performance, executives selected as participants and the number of EPS Units and Improvement Units awarded is set after review, acting on the recommendation of the CEO. EPP awards contribute to keeping participating executives sharply focused upon maintenance of strong stockholder value even in challenging economic environments. The selection of participants and determination of award units relates primarily to levels of responsibility, but also includes subjective factors not subject to specific criteria. As noted above, the Company intends to replace the EPP awards in 1998 and in future years with awards under the Long-Term Incentive Plan that the stockholders are being asked to approve at the Annual Meeting.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER, 1997

          Mr. Pruitt's 1997 salary was considered in late 1996 and was set at that time at $550,000, a 22.22% increase over his 1996 salary. In determining Mr. Pruitt's 1997 bonus award, the Committee subjectively assessed overall performance, including the Company's financial performance. His bonus for 1997, awarded in January 1998, was not based on specific predetermined financial targets but was based upon a year-end review of the Company's overall results, taking into account the level of his responsibility and accountability, and his individual performance as the Company's Chief Executive Officer. The $350,000 bonus awarded to Mr. Pruitt by the Compensation Committee reflected the Company's record financial and operational results for 1997, as described below. The Committee also considered the Company's agreement, under Mr. Pruitt's leadership, to acquire Cowles, publisher of the STAR TRIBUNE in the Twin Cities of Minneapolis/St. Paul. The acquisition, expected to close in March 1998, is the largest in the Company's history, and positions the Company as one of the top ten newspaper companies in the nation based on daily and Sunday circulation.

         The Company posted record revenues and earnings in 1997. Earnings for 1997 were $68.8 million, up 54.6% over 1996 earnings of $44.5 million, with a resulting increase in earnings per share from $1.18 in 1996 to $1.80. Earnings from ongoing operations, excluding the gains on the sales of the community newspapers and certain other businesses and non-strategic assets in 1997 and 1996, were $63.3 million, or $1.66 per share, versus $42.9 million, or $1.14 per share, in 1996. Revenues were up $17.7 million, or 2.8% to $641.9 million, but were up $26 million excluding the sold community newspapers. Advertising revenues at ongoing operations increased 5.6%. Circulation revenues were up nominally. Average paid circulation of the Company's daily newspapers grew in 1997 by 0.8 daily, 0.1% Sunday, despite the continued national trend of declining circulation. The Company's financial results produced an accrual under the fixed formula of the EPP of cash compensation for 1997 of $120,473 for Mr. Pruitt.(3)

         In connection with the Committee's review of the Company's Compensation program in 1997, the Committee has recommended and the Board of Directors of the Company has approved a new Chief Executive Officer Bonus Plan under which Mr. Pruitt's bonus in future years will be calculated. Stockholders are being asked to approve the new Chief Executive Officer Bonus Plan at the Annual Meeting. See "Approval of the Company's

--------------

(3) This sum is not immediately available to Mr. Pruitt, but vests at the rate of 25% annually over a four-year period commencing March 1, 1998. However, under the Company's Executive Performance Plan, the amounts awarded vest by an additional 25% upon a participant's early retirement under the Company's Restated Retirement Plan. Upon normal retirement under the Company's Restated Retirement Plan, 100% of the amounts awarded vest immediately.

Chief Executive Officer Bonus Plan." The Committee may also determine to pay a bonus to Mr. Pruitt in addition to amounts paid under the Chief Executive Officer Bonus Plan.

         The Committee, in setting salary and bonus levels for Mr. Pruitt, and in fixing the number of stock option awards granted to Mr. Pruitt under the Company's employee stock option plans, and EPS and Improvement Units awarded him under the EPP, does not assign relative weight to the indicated factors. The process is primarily subjective in nature. Each committee member may well accord a different weight to the various factors considered.

         The tables which follow, and accompanying narrative, reflect the decisions covered by the above discussion.

                                             WILLIAM K. COBLENTZ, CHAIRMAN
                                             LARRY JINKS
                                             JOAN F. LANE
                                             S. DONLEY RITCHEY

                             EXECUTIVE COMPENSATION

         The following tables set forth the annual compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") of the Company for the fiscal years December 31, 1995, 1996 and 1997.

                                           SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                          ANNUAL COMPENSATION                        AWARDS
                               -------------------------------------------        ------------
                                                                 OTHER ANNUAL      SECURITIES        ALL OTHER
          NAME AND                                               COMPENSATION      UNDERLYING      COMPENSATION
     PRINCIPAL POSITION        YEAR      SALARY($)   BONUS($)         ($)(1)        OPTIONS(#)(2)      ($)(3)
-----------------------------  ----      ---------  ---------    --------------    -------------    ------------



Pruitt, Gary B.(4)..........   1997      $ 550,000  $ 350,000      $ 120,473                0         $ 7,441
  President and CEO            1996        429,167    225,000         96,214           62,500           7,047
                               1995        305,778    125,000         11,760           25,000           6,645

Whittaker, Frank R. J.(5)...   1997        276,255     96,000         58,675           20,000           7,386

Weil, Robert J.(5)..........   1997        271,580     96,000        114,256(6)        20,000           7,299

Smith, James P..............   1997        290,000     67,425         69,288           15,000           9,516
  Vice President, Finance      1996        280,020     57,754         62,410           12,500           8,795
    and CFO                    1995        273,494     47,861         11,760           12,500           8,238

Favre, Gregory E............   1997        252,789     61,579         58,675           12,500          10,023
  Vice President, News         1996        232,024     50,175         52,780           12,500           9,224
                               1995        225,004     48,376         10,080           12,500           8,712

--------------

(1) Represents earnings accrued under the Company's Executive Performance Plan. These earnings are vested and paid out in four equal annual installments of 25% each commencing March 1 following the year for which the award is made; no portion of the amount earned in 1997 was paid to the participants in 1997. However, under the Company's Executive Performance Plan, the earnings vest by an additional 25% upon a participant's early retirement under the Company's Restated Retirement Plan. Upon normal retirement under the Company's Restated Retirement Plan, 100% of the earnings vest immediately.
(2) Stock option awards have been adjusted to reflect the Company's five for four stock split, paid in the form of a stock dividend on shares of its Class A and Class B Common Stock on January 2, 1997, to stockholders of record on December 16, 1996.
(3) This sum includes (i) Company contributions to the Company's 401(k) Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (included under Salary) made by each to such Plan, and (ii) premium payments to continue life insurance coverage under the Group Executive Life Insurance Plan at a level not otherwise available under the Company's standard life insurance coverage. The amount of the contribution to the Company's 401(k) Plan for each named executive officer for 1997 was $6,333.00.
(4) With respect to Mr. Pruitt's 1996 salary, from January 1, 1996 through May 31, 1996 his salary was $400,000. On June 1, 1996, his salary was increased to $450,000. In addition, Mr. Pruitt was granted an option on January 13, 1998 to purchase 50,000 shares of Class A Common Stock at an exercise price of $26.1875 per share.
(5) Messrs. Weil and Whittaker became executive officers in September 1997.
(6) This amount also includes certain perquisites, including $42,626 paid to Mr. Weil as reimbursement of relocation expenses.

                               STOCK OPTION AWARDS

         The following table contains information concerning stock option awards to the Named Executive Officers during the year ended December 31, 1997. Annual stock option grants consist of stock options granted based upon assessment by the Compensation Committee of the individual's past performance, level of responsibility and accountability, anticipated future contributions and long-term value to the Company. Stock options are granted at fair market value, have a ten-year term and vest equally over four years commencing on March 1 following the date of award.

             (a)                         (b)                    (c)                  (d)               (e)                (f)
                                      SECURITIES            % OF TOTAL
                                      UNDERLYING          OPTIONS GRANTED         EXERCISE                            GRANT DATE
                                        OPTIONS           TO EMPLOYEES IN          OR BASE         EXPIRATION           PRESENT
             NAME                     GRANTED(#)            FISCAL YEAR          PRICE($/SH)          DATE            VALUE($)(1)
------------------------------    ------------------   ---------------------   ---------------    --------------    -------------

Pruitt, Gary B.(2)............               0                  0.00%            $       0            N/A             $       0
Weil, Robert J................          20,000                  9.80%              28.1875         12/16/2007           179,727
Whittaker, Frank R. J.........          20,000                  9.80%              28.1875         12/16/2007           179,727
Smith, James P................          15,000                  7.35%              28.1875         12/16/2007           134,796
Favre, Gregory E..............          12,500                  6.13%              28.1875         12/16/2007           112,330


--------------

(1) Options vest in increments of 25% over four years. These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables as described below, and is not intended to estimate, and has no direct correlation to, the amount that an individual will actually realize upon exercise of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the daily closing prices over the past seven years, ending with December 31,
      1997) of .2838; risk free rates of return for such period of 5.7% to 5.8%; dividend yields for such period of 1.2% to 1.4%; and time of exercise ranging from 5 to 7 years as the options vest.
(2) Mr. Pruitt was granted an option on January 13, 1998 to purchase 50,000 shares of Class A Common Stock at an exercise price of $26.1875 per share.


                          OPTION EXERCISES AND HOLDINGS

         The following table shows the number of shares of Class A Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1997, and the value of such options based on the closing price of the Company's Class A Common Stock on December 31, 1997.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION VALUES

                                  SHARES                           NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                 ACQUIRED          VALUE            OPTIONS AT FY-END(#)           OPTIONS AT FY-END($)
            NAME               ON EXERCISE      REALIZED($)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----------------------------   -----------      -----------    ----------------------------   ---------------------------
Pruitt, Gary B..............         30,625      $343,244              34,375/91,875                $348,383/$409,039
Smith, James P..............         31,875       370,353              37,750/46,125                 372,678/203,161
Favre, Gregory E............         26,251       293,419                 0/43,437                      0/201,452
Weil, Robert J..............          5,625        70,852                 0/36,875                      0/105,539
Whittaker, Frank R. J.......          7,500       113,812              59,688/50,937                 711,415/201,452


                           FIVE-YEAR PERFORMANCE GRAPH

         The SEC requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P Midcap 400 Index and a Peer Group Index for a period of five fiscal years ended December 31, 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                          AMONG THE MCCLATCHY COMPANY,
                THE S&P MIDCAP 400 INDEX, AND A PEER GROUP INDEX


                                  [LINE GRAPH]


                                                    Cumulative Total Return
                                 12/92     12/93     12/94      12/95     12/96     12/97
                                 -----     -----     -----      -----     -----     -----
McClatchy Newspapers   MNI       100.00    125.90    116.20     125.72    195.47    192.39
Inc.
PEER GROUP             PPEER1    100.00    116.62    110.48     134.03    162.85    250.22

S & P MIDCAP 400       IMID      100.00    113.95    109.87     143.86    171.48    226.79


--------------


* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.


         The Peer Group Index is comprised of the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) A. H. Belo Corporation, (2) Central Newspapers, Inc., (3) Dow Jones & Company, (4) E. W. Scripps Company,
(5) Gannett Co., Inc., (6) Harte-Hanks Communications, Inc., (7) Knight Ridder, Inc., (8) Lee Enterprises, Inc., (9) The McClatchy Company, (10) Media General, Inc., (11) The New York Times Company, (12) Pulitzer Publishing Company, (13) Times Mirror Company, (14) Tribune Company and (15) Washington Post Company.

                                  PENSION PLANS

         The following table shows the estimated annual pension benefits payable to the named executive officers at normal retirement age (age 65) under the Company's qualified defined benefit pension plan, as well as its nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company:

                                            PENSION PLAN TABLE

                                                   YEARS OF SERVICE
                ---------------------------------------------------------------------------------------
REMUNERATION        5           10            15           20           25           30           35
-------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------

$    200,000    $  15,000    $  30,000    $  45,000    $  60,000    $  75,000    $  90,000    $ 105,000
     350,000       26,250       52,500       78,750      105,000      131,250      157,500      183,750
     500,000       37,500       75,000      112,500      150,000      187,500      225,000      262,500
     650,000       48,750       97,500      146,250      195,000      243,750      292,500      341,250
     800,000       60,000      120,000      180,000      240,000      300,000      360,000      420,000
     950,000       71,250      142,500      213,750      285,000      356,250      427,500      498,750
   1,100,000       82,500      165,000      247,500      330,000      412,500      495,000      577,500


         Benefits under the qualified defined pension plan are computed using basic compensation exclusive of overtime and other compensation; benefits under the supplemental plan are calculated using basic salary plus any annual cash bonus awarded. The benefits shown in the foregoing table are not subject to any deduction for social security or other offset amounts. For single persons, benefits are computed as straight life annuity amounts. Married persons may chose between straight life or joint and survivor annuity amounts. Covered compensation for the named executive officers would consist of the salary and bonus set forth in the Summary Compensation Table above, and for the named executive officers as of the end of the last calendar year is: Gary B. Pruitt, $775,000; Frank R. J. Whittaker, $357,128; Robert J. Weil, $350,116; James P. Smith, $347,754; and Gregory E. Favre, $325,175.

         The estimated credited years of service at December 31, 1997, for each named executive is as follows: Gary B. Pruitt, 12.67; James P. Smith 23.0; Gregory E. Favre, 13.17; Frank R. J. Whittaker, 12.75; and Robert J. Weil, 3.58.


                              EMPLOYMENT AGREEMENT

         The Company has an Employment Agreement (the "Agreement") with its Chief Executive Officer, Gary Pruitt. The Agreement expires on June 1, 2000, or such later date to which the term of the Agreement is extended pursuant thereto. The term of the Agreement extends automatically for one year effective June 1, 1998 (so that effective on that date the term of employment is extended from June 1, 2000 to June 1, 2001), and on each succeeding June 1 (so that effective on each such day, the remaining term of employment is a full three-year period). The Agreement provides for a base salary of not less than $450,000 per year. If during the term of the Agreement Mr. Pruitt's employment is involuntarily terminated for any reason other than "cause," "mental incompetence" or "disability," or if he resigns for "good reason" (as these terms are defined in the Agreement), he would be entitled to a supplemental severance payment for the balance of his term equal to 200% of his base salary, at the rate then in effect, if the termination occurs prior to June 1, 1998; or 300% of his base salary, at the rate then in effect, if the termination occurs on or after June 1, 1998. The severance payment may be made in a lump sum or, at Mr. Pruitt's election (subject to the approval of the Board of Directors) in five equal annual installments. In addition, if a severance payment is made, Mr. Pruitt's group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment or until he and his dependents become eligible for comparable coverage as a result of his reemployment, whichever is earlier. If during the term of the Agreement Mr. Pruitt's employment is terminated because of his disability, he would be entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect, reduced by all other disability benefits that are payable to him under the Company's group insurance plan and all federal or state insurance programs. The supplemental disability benefit would be payable until the third anniversary of the effective date of the termination of employment or until disability benefits under the Company's group insurance plan are discontinued, whichever is earlier. In addition, Mr. Pruitt's group insurance benefits would be continued as long as any disability benefit is payable.

      APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                              (PROPOSAL 2 ON PROXY)

SUMMARY OF THE 1994 STOCK OPTION PLAN

         The 1994 Stock Option Plan, which was approved by the stockholders on May 18, 1994 and amended and restated on August 15, 1996, provides for the issuance of stock options to those employees (including officers and directors who are employees) that are selected by the Compensation Committee (the "Committee") appointed by the Board of Directors. The fair market value of the Company's Common Stock subject to such awards on March 26, 1998 was $29.75 per share.

         The shares of Common Stock subject to options authorized to be granted to individuals consist of 812,500 shares of Class A Common Stock. The 1994 Stock Option Plan provides for the grant of both incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"). As of March 27, 1998, approximately 79,186 shares of Class A Common Stock remained available for grant under the 1994 Stock Plan.

AMENDMENT AND RESTATEMENT OF PLAN

         The Board of Directors amended and restated the 1994 Stock Option Plan, subject to stockholder approval, to increase the amount of shares of Class A Common Stock available for issuance under the plan so that the plan can continue to provide appropriate incentives. Under the proposed amendment, effective January 1, 1998, an additional 1,000,000 shares of Class A Common Stock will be added to the shares of Class A Common Stock currently authorized under the 1994 Stock Option Plan. The text of the amended and restated 1994 Stock Option Plan is set forth as Exhibit A to this Proxy Statement. The following is intended to be a summary of the material terms of the amended and restated 1994 Stock Option Plan and is not a complete statement of such plan's terms.

         The 1994 Stock Option Plan, as amended and restated, also permits nonemployee directors to participate in the 1994 Stock Option Plan. The full Board of Directors of the Company shall act as the "Committee" for purposes of determining, on a discretionary basis, the terms and conditions of stock options granted to nonemployee directors. Finally, as amended and restated, the 1994 Stock Option Plan permits the Board of Directors to amend the 1994 Stock Option Plan without stockholder approval except as may be required by applicable law, rule or regulation. Prior to the amendment and restatement, the 1994 Stock Option Plan provided that stockholder approval was required for any amendment which increased the number of shares of Class A Common Stock available for issuance under the 1994 Stock Option Plan or which materially changed the class of persons eligible for the grant of ISOs. Except as described above, the amended and restated 1994 Stock Option Plan has not been changed from the version previously approved by the stockholders.

TERMS AND CONDITIONS

         The exercise price for all options granted under the plan is 100% of the fair market value of Class A Common Stock on the date of grant. With respect to any optionee who owns shares possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price for any ISO must be equal to at least 110% of the fair market value of the Class A Common Stock on the date of grant. The term of an option cannot exceed 10 years. Unless a longer period is specified in the option agreement, options expire not later than 30 days following a termination of employment other than by death, disability or retirement, 90 days following retirement or 12 months following the optionee's permanent disability or death. In addition, no optionee may be granted options in any calendar year to purchase shares of Class A Common Stock in excess of 187,500 shares. However, the Compensation Committee may agree to alternative expiration periods in any stock option agreement.

         A Committee consisting of two or more members of the Board of Directors, who satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, administers the 1994 Stock Option Plan, except for grants to nonemployee directors, which are administered by the full Board of Directors. The committee selects the optionees, determines the number of shares to be made subject to each grant, and prescribes the other terms and conditions of each award, including, but not limited to, the exercisability or vesting of options. An option agreement may provide that the exercise price may be paid in cash, by surrendering shares of Class A Common Stock held by the optionee for at least 12 months, or by a combination of these methods. The Committee, in its sole discretion, may cancel options which are exercisable and pay the optionee cash and/or stock in settlement of the canceled options.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of the ISOs and NSOs under the 1994 Stock Option Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

         ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of section 422 of the IRC. NSOs need not comply with such requirements.

         An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

         An optionee is not taxed on the grant of a NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

AMENDED PLAN BENEFITS

         The Committee has full discretion to determine the number and amount of options to be granted to employees under the 1994 Stock Option Plan. Similarly, the Board of Directors has such discretion with respect to nonemployee director grants. Therefore, the benefits and amounts that will be received by each of the Named Officers, the executive officers as a group and all other key employees and directors under the amended and restated 1994 Stock Option Plan are not presently determinable. Details on awards of stock options granted during the last three years to the Named Officers are presented in the table entitled "Summary Compensation Table."

REQUIRED APPROVAL

         An affirmative vote of a majority of the aggregate voting power of the shares of Class A and Class B Common Stock present or represented at the meeting is required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S 1994 STOCK OPTION PLAN.

             APPROVAL OF THE COMPANY'S 1998 LONG-TERM INCENTIVE PLAN
                              (PROPOSAL 3 ON PROXY)

         On January 21, 1998, the Board of Directors adopted The McClatchy Company Long-Term Incentive Plan (the "LTIP") which is intended to qualify the cash bonuses payable pursuant to the LTIP as performance based compensation eligible for deductibility under section 162(m) of the Internal Revenue Code. The purpose of the LTIP is to pay long-term incentive compensation to eligible executives who contribute materially to the success of the Company. The text of the LTIP is set forth as Exhibit B to this Proxy Statement. The following is intended to be a summary of the material terms of the LTIP and is not a complete statement of the LTIP's terms.

ELIGIBLE EXECUTIVES

         Individuals eligible under the LTIP include any executives or key employees of the Company, or a subsidiary of the Company, as determined by the Compensation Committee of the Board of Directors which administers the LTIP.

MAXIMUM BONUS AND PAYOUT CRITERIA

         The amount of any bonus payable to any participating executive pursuant to the LTIP shall be determined based on the number of "Long-Term Incentive Units" ("Units") awarded to the executive by the Compensation Committee prior to the beginning of a designated "Performance Period." A Performance Period consists of three consecutive years. The amount payable after the end of the Performance Period shall be equal to $1 times the number of the executive's Units times the number of percentage points (including fractions but not to exceed 100) by which the Company's Pre-Tax Earnings increase from Performance Period to Performance Period. "Pre-Tax Earnings" means the Company's consolidated financial statements, adjusted to exclude the gain or loss on the sale of a major asset of the Company. The maximum amount payable to any executive with respect to a Performance Period may not exceed $1 million.

REQUIRED APPROVAL

         An affirmative vote of a majority of the aggregate voting power of the shares of Class A and Class B Common Stock present or represented at the meeting is required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S 1998 LONG-TERM INCENTIVE PLAN.

          APPROVAL OF THE COMPANY'S CHIEF EXECUTIVE OFFICER BONUS PLAN
                              (PROPOSAL 4 ON PROXY)

         On January 21, 1998, the Board of Directors adopted The McClatchy Company Chief Executive Officer Bonus Plan (the "CEO Bonus Plan") which is intended to qualify the bonuses payable pursuant to the CEO Bonus Plan as performance based compensation eligible for deductibility under section 162(m) of the Internal Revenue Code. The purpose of the CEO Bonus Plan is to motivate and reward the Company's CEO for exceptional performance by making a portion of the CEO's cash compensation directly dependent on the growth of objective Company business criteria. The text of the CEO Bonus Plan is set forth as Exhibit C. The following is intended to be a summary of the material terms of the CEO Bonus Plan and is not a complete statement of the CEO Bonus Plan's terms.

ELIGIBLE INDIVIDUAL

         The individual eligible for a cash bonus under the CEO Bonus Plan is the Company's CEO.

MAXIMUM BONUS AND PAYOUT CRITERIA

         The CEO Bonus Plan shall be administered by a Committee (the "Committee") of at least two outside directors of the Company that satisfy the requirements of 162(m) of the Internal Revenue Code. The bonus payment for the CEO shall be determined based on an objective formula(e) established by the Committee in writing with respect to each performance period no later than the latest time permitted by the Internal Revenue Code. The formula(e) shall incorporate one or more of the following objective business criteria based on growth in Company: Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA as a percentage of Revenue, Revenue, Operating Income, Operating Income as a percentage of Revenue, Pretax Income, Pretax Income as a percentage of Revenue, Net Income, Net Income as a percentage of Revenue and/or Newspaper Circulation of the Company. The term "performance period" shall mean the service period for which the bonuses are payable. The maximum aggregate bonus payable to the CEO for any performance period shall not exceed $2,000,000. The Committee may also, in its sole discretion, reduce any bonus payable to the CEO for any reason.

REQUIRED APPROVAL

         The affirmative vote of the holders of a majority of Common Stock represented and voting at the Annual Meeting is required to approve the CEO Bonus Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the CEO Bonus Plan.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S CEO BONUS PLAN.

         An affirmative vote of a majority of the aggregate voting power of the shares of Class A and Class B Common Stock present or represented at the meeting is required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S CEO BONUS PLAN.


                      RATIFICATION OF INDEPENDENT AUDITORS
                              (PROPOSAL 5 ON PROXY)

         The Board of Directors has appointed, subject to ratification by the stockholders, Deloitte & Touche LLP as independent auditors for the current fiscal year ending December 31, 1998. Representatives of Deloitte &

Touche LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

         An affirmative vote of a majority of the aggregate voting power of the shares of Class A and Class B Common Stock present or represented at the meeting is required for ratification.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to SEC regulations, the Company is required to identify the names of persons who failed to file or filed late a report required under
Section 16 of the Securities Exchange Act of 1934. Generally, the reporting regulations under Section 16 require directors, executive officers and greater than 10% stockholders to report changes in ownership of Company securities. Sue Maloney Stiles, a holder of more than 10% of the Company's Class A Common Stock filed a Form 4, Statement of Changes in Beneficial Ownership, reporting sales of stock, seven days late.

                                  OTHER MATTERS

         The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.

         Proposals of stockholders intended to be presented at the Company's 1999 annual meeting of stockholders must be received at the corporate Secretary's office, 2100 Q Street, Sacramento, California 95816, no later than December 1, 1998 to be considered for inclusion in the proxy statement and form of proxy for that meeting.

                                 By Order of the Board of Directors


                                 /s/ Karole Morgan-Prager
                                 Karole Morgan-Prager, Corporate Secretary

March 31, 1998

                                    EXHIBIT A

                              THE McCLATCHY COMPANY
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                          (effective February 1, 1998)


SECTION 1.  ESTABLISHMENT AND PURPOSE.

         The Plan was established in 1994 to offer selected employees of the Company or of a Subsidiary an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Class A Common Stock. The Plan provides for the grant of Options to purchase Shares, which may include Nonstatutory Options as wells as ISOs intended to qualify under section 422 of the Code. Effective as of February 1, 1998, the Plan is amended and restated as set forth herein.

SECTION 2.  DEFINITIONS.

         (a) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

         (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean a committee appointed by the Board, as described in Section 3(a); provided, however, grants of Options to Employees who are nonemployee Directors shall be made by the full Board which shall act as the Committee for that purpose.

         (d) "Company" shall mean The McClatchy Company, a Delaware corporation.

         (e) "Employee" shall mean (i) any individual who is an employee (within the meaning of section 3401(c) of the Code and the regulations thereunder) of the Company or a Subsidiary and (ii) directors of the Company, including nonemployee directors.

         (f) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         (g) "Fair Market Value" shall mean the market price of a Share, determined by the Committee as follows:

                  (i) If the Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

                  (ii) If the Share was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

                  (iii) If the Share was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         (h) "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

         (i) "Nonstatutory Option" shall mean a stock option not described in sections 422 or 423 of the Code.

         (j) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         (k)  "Optionee" shall mean an individual who holds an Option.

         (l) "Plan" shall mean this The McClatchy Company Amended and Restated 1994 Stock Option Plan, as it may be amended.

         (m)  "Service" shall mean service as an Employee.

         (n) "Share" shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

         (o)  "Stock" shall mean the Class A Common Stock of the Company.

         (p) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

         (q) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         (r) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can be expected to last, for a continuous period of not less than twelve months or which can be expected to result in death.

SECTION 3.  ADMINISTRATION.

         (a) COMMITTEE MEMBERSHIP. The Plan shall be administered by the Committee which shall consist of not less than two directors appointed by the Board each of whom shall satisfy the requirements of Rule 16b-3, as amended of the Securities Exchange Act of 1934, as amended and (b) such requirements as the Internal Revenue service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

         (b) COMMITTEE PROCEDURES. The Board shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         (c) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  (i) To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Options are to be granted under the Plan;

                  (v) To select the Optionees;

                  (vi) To determine the number of Shares to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, to specify the provisions of the Stock Option Agreement relating to such Option, and to determine whether an Option should be settled under
         Section 7(c) and the form of settlement;

                  (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement; and

                  (ix) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option.

SECTION 4.  ELIGIBILITY.

         (a) GENERAL RULE. Only Employees shall be eligible for designation as Optionees by the Committee.

         (b) TEN-PERCENT SHAREHOLDERS. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

         (c) ATTRIBUTION RULES. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

         (d) OUTSTANDING STOCK. For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding at the time of the grant of the ISO to the Optionee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Optionee or by any other person.

SECTION 5.  STOCK SUBJECT TO PLAN.

         (a) BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed 1,812,500 Shares, subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         (b) ADDITIONAL SHARES. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated (except as provided in Section 7 (c)), the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

         (a) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. Options granted to any Optionee in a single calendar year shall in no event cover more than 187,500 Shares, subject to adjustment in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

         (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in accordance with Section 7.

         (d) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in
Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when all or any part of an Option is to become exercisable and when such Option is to expire.

         (e) NONTRANSFERABILITY. During an Optionee's lifetime, and unless his or her Stock Option Agreement otherwise provides, his or her Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, his or her nontransferable Option(s) shall not be transferable other than by beneficiary designation, will or by the laws of descent and distribution.

         (f) TERMINATION OF SERVICE (EXCEPT BY DEATH). If an Optionee's Service terminates for any reason other than death, then his or her Option(s) shall expire on the earliest of the following occasions:

                  (i) The expiration date determined pursuant to Subsection (d) above;

                  (ii) The date 90 days after the termination of the Optionee's Service, if the termination occurs on or after the earliest date when he or she is eligible for early or normal retirement under the Restated Retirement Plan for Employees of The McClatchy Company;

                  (iii) The date one year after the termination of the Optionee's Service, if the termination occurs because of his or her Total and Permanent Disability; or

                  (iv) The date 30 days after the termination of the Optionee's Service, if the termination is not described in Paragraphs (ii) or
         (iii) above.

Notwithstanding the above, the Committee may agree to alternative expiration periods in any applicable Stock Option Agreement, so long as such alternative periods do not exceed 10 years from the date of grant as set forth in Subsection
(d) above. The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his or her service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him or her by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination.

         (g) LEAVES OF ABSENCE. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         (h) DEATH OF OPTIONEE. If an Optionee dies while he or she is in service, then his or her Option(s) shall expire on the earlier of the following dates:

                  (i) The expiration date determined pursuant to Subsection (d) above; or

                  (ii) The date 12 months after his or her death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Option(s) directly from him or her by bequest or inheritance.

         (i) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made except as provided in
Section 8.

         (j) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

         (k) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.  PAYMENT FOR SHARES.

         (a) GENERAL RULE. The entire Exercise Price of Shares issued under the Plan shall be payable in cash at the time when such Shares are purchased, except as follows:

         (b) SURRENDER OF STOCK. To the extent that the Stock Option Agreement so provides, payment may be made with Shares which have already been owned by the Optionee for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) SETTLEMENT IN CASH AND/OR SHARES. To the extent that the Stock Option Agreement so provides, the Committee shall have the authority, in its sole discretion, to settle all or any part of an exercisable Option or installment of any Option by offering payment in Shares or in cash, or in any combination of Shares and cash, in exchange for the surrender of that Option, installment or partial installment of the Option by the Optionee. The amount offered by the Committee shall not exceed the difference between the Exercise Price of the Option and the Fair Market Value of the Shares on the date of the offer. In no event shall Options be settled under this Subsection (c) if the Fair Market Value of the Shares subject to the cancelled Options does not exceed the Exercise Price of such Options. Options shall not be settled for cash under this Subsection (c) unless they have been outstanding for not less than six months. Shares as to which Options have been settled shall not be available for further Option grants under the Plan.

         (d) CASHLESS EXERCISES. Payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 8.  ADJUSTMENT OF SHARES.

         (a) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in cash in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Options available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

         (b) REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation) or for settlement in cash.

         (c) RESERVATION OF RIGHTS. Except as provided in this Section 8, an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.  LEGAL REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 10.  NO EMPLOYMENT RIGHTS.

    No provision of the Plan, nor any Option granted under the Plan, shall be construed as giving any person the right to become or to be treated as an Employee or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 11.  DURATION AND AMENDMENTS.

         (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on February 1, 1998, subject to approval of the Company's shareholders. In the event that the Company's shareholders fail to approve the Plan before February 1, 1999, any Option grants from the increased number of available Shares made prior to such date shall be null and void, and no such additional Option grants shall be made after such date. The Plan shall terminate automatically on January 25, 2004, and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend, suspend or terminate the Plan at any time and for any reason. Shareholder approval shall not be required for any amendment of the Plan, except as may be required by applicable law or regulation.

         (c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 12.  WITHHOLDING TAXES.

         To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

SECTION 13.  EXECUTION.

         To record the adoption of the Plan by the Board on January 21, 1998, as amended and restated effective February 1, 1998, the Company has caused its authorized officer to execute the same.

                                        THE McCLATCHY COMPANY



                                        By      /s Karole Morgan-Prager
                                           ------------------------------------
                                                  Karole Morgan-Prager
                                                   Corporate Secretary

                                    EXHIBIT B

                              THE McCLATCHY COMPANY
                            LONG-TERM INCENTIVE PLAN
                    (Adopted Effective as of January 1, 1998)


SECTION 1.  PURPOSE.

         This Plan is intended to provide a means to pay long-term incentive compensation to Executives who contribute materially to the success of the Company. The Awards will be based on the growth of the Pre-Tax Earnings of the Company. It is expected that the Plan will assist the Company in attracting and retaining Executives of outstanding achievement and ability and will encourage Executives to use their best efforts on behalf of the Company. The Plan was adopted effective as of January 1, 1998; provided, however, that no Award shall be paid hereunder unless and until the stockholders of the Company approve the material terms of the Plan. The Plan is designed to ensure that Awards paid hereunder to Participants are deductible under Section 162(m) of the Internal Revenue Code as amended, and the regulations and interpretations promulgated thereunder (the "Code").

SECTION 2.  DEFINITIONS.

         (a)  "Award" means a Long-Term Incentive Award.

         (b) "Beneficiary" means the person or persons designated by the Participant in writing pursuant to Section 6 to receive payment of an Award of the Participant in the event of his or her death.

         (c) "Board" means the Board of Directors of the Company, as constituted from time to time.

         (d) "Committee" means the Compensation Committee of the Board, that shall satisfy the requirements of Code Section 162(m).

         (e) "Company" means McClatchy Newspapers, Inc., a Delaware corporation.

         (f) "Early Retirement" means a Participant's early retirement under the terms of the Restated Retirement Plan for Employees of McClatchy Newspapers, Inc.

         (g) "Executive" means an executive or key employee of the Company, or a subsidiary of the Company, who is determined by the Committee to be eligible to receive Units under Section 3(a).

         (h) "Long-Term Incentive Award" means incentive compensation which is based on Long-Term Incentive Units.

         (i) "Long-Term Incentive Unit" means a contingent right to receive $1 times the number of percentage points by which Pre-Tax Earnings increase from Performance Period to Performance Period. Each grant of Long-Term Incentive Units shall specify the Performance Period for which such grant is made.

         (j) "Normal Retirement" means a Participant's normal retirement under the terms of the Restated Retirement Plan for Employees of McClatchy Newspapers, Inc.

         (k) "Participant" means an Executive who is granted Units that have not been fully distributed, forfeited or otherwise terminated or satisfied under this Plan.

         (l) "Performance Period" shall be a period consisting of three (3) calendar years.

         (m) "Plan" means this McClatchy Newspapers, Inc. Long-Term Incentive Plan, as amended from time to time.

         (n) "Pre-Tax Earnings" means the Company's consolidated earnings before taxes, as reported in the Company's audited financial statements but adjusted to exclude the gain or loss on the sale of a major asset of the Company.

         (o) "Total and Permanent Disability" means that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can be expected to last, for a continuous period of not less than six months or which can be expected to result in death.

         (p)  "Unit" means a Long-Term Incentive Unit.

SECTION 3.  ELIGIBILITY FOR, GRANT AND CONVERSION OF UNITS.

         (a) ELIGIBILITY AND GRANT OF UNITS. The Committee, acting on the advice of the Chief Executive Officer of the Company or on its own motion, shall from time to time designate the Executives who will be granted Units. The Committee shall also determine the number of Units that will be granted to each of such Executives. The Performance Period will be determined and the Units will be granted by the Committee no later than the time prescribed by applicable law for the Awards to qualify under Section 162(m) of the Internal Revenue Code.

         (b) CONVERSION OF UNITS. The Units granted to an Executive for a Performance Period shall be converted into his or her Award as of the March 1 next following the close of such Performance Period. The Award shall be equal to the number of the Executive's Units times $1 times the number of percentage points (including fractions but not to exceed 100) by which the Pre-Tax Earnings increase from Performance Period to Performance Period.
In no event shall an Award exceed $1 million for any Performance Period.

         If a Participant separates from the employ of the Company and its subsidiaries prior to the end of a calendar year in a Performance Period by reason of Normal Retirement, Early Retirement, Death or Total and Permanent Disability, Units shall be converted into an Award and paid as soon as practicable. The Award shall be valued based on 100% of the increase in Pre-Tax Earnings for the calendar year immediately prior to the calendar year in which the separation occurs.

SECTION 4.  FORFEITURE OF AWARDS.

         A Participant shall forfeit to the Company any Award for a Performance Period if he or she separates from employment with the Company and its subsidiaries prior to the end of the Performance Period for any reason other than Normal Retirement, Early Retirement, death or Total and Permanent Disability.

SECTION 5.  FORM AND TIME OF PAYMENT OF AWARDS.

         Except as provided in Section 3(b), Awards for each Performance Period shall be paid in cash in a lump sum by the March 15 following the end of the Performance Period.

SECTION 6.  EFFECT OF DEATH OF PARTICIPANT.

         (a) DISTRIBUTION AND BENEFICIARY DESIGNATION. On the death of a Participant, the Award the Participant shall be distributed to the Beneficiary designated by the Participant in writing on the form prescribed by, and filed with, the Company. If no Beneficiary designation has been made, payment shall be made to the Participant's estate. If a designated Beneficiary does not survive the Participant or dies before receiving payment of an Account, payment shall be made to the estate of the last to die of the Participant or the designated Beneficiary.

         (b) CHANGE OF BENEFICIARY. A Participant may elect to change his or her beneficiary designation at any time. Any such change shall be in writing on the prescribed form and shall be effective on receipt by the Company prior to the death of the Participant.

SECTION 7.  PARTICIPANT'S RIGHTS UNSECURED.

         A Participant's interest under the Plan and the right to receive a distribution of his or her Award shall be an unsecured claim against the Company's general assets. The Awards shall be bookkeeping entries only, and no Participant shall have an interest in or claim against any specific asset of the Company pursuant to the Plan.

SECTION 8.  NONASSIGNABILITY OF INTERESTS.

         The interest and property rights of any Participant under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 8 shall be void.

SECTION 9.  LIMITATION OF RIGHTS.

         (a) UNITS. Nothing in the Plan shall be construed to give any Executive any right to be granted Units.

         (b) EMPLOYMENT. The Plan, the grant or deferral of Units, or any other action taken pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ a Participant for any particular period of time, in any particular position or at any particular rate of compensation. The Plan shall not limit the Company's right to terminate a Participant's employment at any time or for any reason.

SECTION 10.  ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority to administer and interpret the Plan, to establish procedures for administering the Plan and to take any and all necessary actions in connection therewith, all in accordance with Code Section 162(m). The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons.

SECTION 11.  AMENDMENT OR TERMINATION.

         The Board may amend, suspend or terminate the Plan at any time and for any reason, without the consent of any person. In the event of a termination, the Awards of a Participant shall be paid at such time and in such form as shall be determined pursuant to Section 5, unless the Board prescribes an earlier time or different form for payment of such Accounts.

SECTION 12.  CHOICE OF LAW.

         The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of California.

SECTION 13.  EXECUTION.

         To record the adoption of the Plan the Company has caused its duly authorized officer to affix the corporate name hereto.

                                     McCLATCHY NEWSPAPERS, INC.



                                     By        /s/ Karole Morgan-Prager
                                        ---------------------------------------
                                                  Karole Morgan-Prager
                                                  Corporate Secretary

                                    EXHIBIT C

                              THE McCLATCHY COMPANY
                       CHIEF EXECUTIVE OFFICER BONUS PLAN
                   (As adopted and effective January 1, 1998)


         PURPOSE. The purpose of The McClatchy Company's Chief Executive Officer Bonus Plan (the "Plan") is to motivate and reward the chief executive officer ("CEO") for exceptional performance by making a portion of his cash compensation directly dependent on The McClatchy Company's ("McClatchy") growth in Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA as a percentage of Revenue, Revenue, Operating Income, Operating Income as a percentage of Revenue, Pretax Income, Pretax Income as a percentage of Revenue, Net Income, Net Income as a percentage of Revenue and/or Circulation. The Plan is designed to ensure that the bonus paid hereunder to the CEO of McClatchy is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). The material terms of this Plan are subject to stockholder approval.

         COVERED INDIVIDUALS. The individual entitled to bonus payments hereunder shall be the CEO of McClatchy.

         THE COMMITTEE. The Committee shall consist of at least two outside directors of McClatchy that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m).

         AMOUNT OF BONUS. The bonus payment for the CEO shall be determined based on an objective formula(e) established by the Committee in writing with respect to each performance period no later than the latest time permitted by the Code. The formula(e) shall incorporate one or more of the objective business criteria identified in the Purpose paragraph above, and the objective financial business criteria shall be determined by the Committee in accordance with generally accepted accounting principles. The term "performance period" shall mean the service period for which the bonuses are payable. The maximum aggregate bonus payable to the CEO for any performance period shall not exceed $2,000,000. The Committee may also, in its sole discretion, reduce any bonus payable to the CEO for any reason.

         PAYMENT OF BONUS. Annual bonus payments are made in cash. Each annual bonus is not considered earned until the last business day of the performance period, and payment of a given year's bonus requires that the CEO be on McClatchy's payroll as of such date. The Committee may make exceptions to these requirements in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No bonus shall be paid unless and until the Committee makes a certification in writing required by Code Section 162(m).

         AMENDMENT AND TERMINATION. McClatchy reserves the right to amend or terminate this Plan at any time. Plan amendments will require stockholder approval only to the extent required by applicable law.

                                                                      APPENDIX A

                             THE McCLATCHY COMPANY

                              CLASS A COMMON PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 1998.


The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 1998, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned stockholder. If no such directions are made, this proxy will be voted FOR the election of directors, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5.


----------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS CHANGE ON REVERSE SIDE
                                          (Continued and to be dated and signed,
                                          on the other side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                            Please mark
                                                            your votes as    [X]
                                                            indicated in
                                                            this example

1. To elect directors to serve until the                                             2. Approval of the     3. Approval of the
   next Annual Meeting of Stockholders and                                              Company's Amended      Company's 1998 Long-
   until their successors are elected or                                                and Restated 1994      Term Incentive Plan.
   chosen.                                                                              Stock Option Plan.

   FOR all nominees     WITHHOLD        Nominees: Elizabeth Ballantine, Larry        FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN
   listed to the        AUTHORITY       Jinks, S. Donley Ritchey, Frederick R.
   right (except as  (to vote for all   Ruiz                                         [ ]    [ ]      [ ]      [ ]    [ ]      [ ]
   marked to the     nominees listed
   contrary)         at right)          (INSTRUCTION: To withhold authority to
                                        vote for any individual nominee write
        [ ]                [ ]          the nominee's name below.)

                                        --------------------------------------

4. Approval of the Company's Chief      5. Ratification of the appointment    6. In their discretion,
   Executive Officer Bonus Plan.           of Deloitte & Touche as the           the proxies are
                                           Company's independent auditors        authorized to vote    I PLAN TO ATTEND MEETING  [ ]
                                           for 1998.                             upon such other
                                                                                 business as may       COMMENTS/ADDRESS CHANGE
     FOR    AGAINST    ABSTAIN                FOR    AGAINST    ABSTAIN          properly come         Please mark the box if    [ ]
                                                                                 before the meeting.   you have written comment/
     [ ]      [ ]        [ ]                  [ ]      [ ]        [ ]                                  address change on the
                                                                                                       reverse side.

                                                                                Please sign exactly as name appears on your stock
                                                                                certificate. When shares are held by joint tenants,
                                                                                both should sign.  When signing as attorney, as
                                                                                executor, administrator, trustee or guardian, please
                                                                                give full title as such. If a corporation, please
                                                                                sign in full corporate name by President or other
                                                                                authorized officer. If a partnership, please sign in
                                                                                partnership name by authorized person.

                                                                                Dated: ______________________________________, 1998


                                                                                ___________________________________________________
                                                                                Signature

                                                                                ___________________________________________________
                                                                                Signature if held jointly
                                                                                PLEASER MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                              THE McCLATCHY COMPANY


                      YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                                                      APPENDIX B

                             THE McCLATCHY COMPANY

                              CLASS B COMMON PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 1998.


The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 1998, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned stockholder. If no such directions are made, this proxy will be voted FOR the election of directors, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5.


----------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS CHANGE ON REVERSE SIDE
                                          (Continued and to be dated and signed,
                                          on the other side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                            Please mark
                                                            your votes as    [X]
                                                            indicated in
                                                            this example

1. To elect directors to serve until the                                             2. Approval of the     3. Approval of the
   next Annual Meeting of Stockholders and                                              Company's Amended      Company's 1998 Long-
   until their successors are elected or                                                and Restated 1994      Term Incentive Plan.
   chosen.                                                                              Stock Option Plan.

   FOR all nominees     WITHHOLD        Nominees: William K. Coblentz, Molly         FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN
   listed to the        AUTHORITY       Maloney Evangelisti, Joan F. Lane, Betty
   right (except as  (to vote for all   Lou Maloney, James B. McClatchy, William     [ ]    [ ]      [ ]      [ ]    [ ]      [ ]
   marked to the     nominees listed    Ellery McClatchy, Erwin Potts, Gary B.
   contrary)         at right)          Pruitt, William M. Roth

        [ ]                [ ]          (INSTRUCTION: To withhold authority to
                                        vote for any individual nominee write
                                        the nominee's name below.)

                                        --------------------------------------

4. Approval of the Company's Chief      5. Ratification of the appointment    6. In their discretion,
   Executive Officer Bonus Plan.           of Deloitte & Touche as the           the proxies are
                                           Company's independent auditors        authorized to vote    I PLAN TO ATTEND MEETING  [ ]
                                           for 1998.                             upon such other
                                                                                 business as may       COMMENTS/ADDRESS CHANGE
     FOR    AGAINST    ABSTAIN                FOR    AGAINST    ABSTAIN          properly come         Please mark the box if    [ ]
                                                                                 before the meeting.   you have written comment/
     [ ]      [ ]        [ ]                  [ ]      [ ]        [ ]                                  address change on the
                                                                                                       reverse side.

                                                                                Please sign exactly as name appears on your stock
                                                                                certificate. When shares are held by joint tenants,
                                                                                both should sign.  When signing as attorney, as
                                                                                executor, administrator, trustee or guardian, please
                                                                                give full title as such. If a corporation, please
                                                                                sign in full corporate name by President or other
                                                                                authorized officer. If a partnership, please sign in
                                                                                partnership name by authorized person.

                                                                                Dated: ______________________________________, 1998


                                                                                ___________________________________________________
                                                                                Signature

                                                                                ___________________________________________________
                                                                                Signature if held jointly
                                                                                PLEASER MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                              THE McCLATCHY COMPANY


                      YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE